Exhibit 10.1

THE SHARES OF EUROSITE POWER INC. BEING EXCHANGED HEREBY HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF ANY OFFERING MATERIALS OR THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE SHARES OF EUROSITE POWER INC. EXCHANGED HEREBY ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.

american dg energy inc.

Exchange Agreement

American DG Energy Inc.

45 First Avenue

Waltham, MA 02451

Ladies and Gentlemen:

1. Exchange. The undersigned (the “Investor”) hereby agrees to transfer to American DG Energy Inc. (“ADGE”) one million, three hundred and twenty thousand shares of the common stock of ADGE that are owned by the Investor. In exchange, ADGE hereby agrees to transfer to the Investor one million, three hundred and twenty thousand shares of the common stock of EuroSite Power Inc. (“EuroSite”) that are owned by it.

2. Exchange Procedures. Upon the execution hereof by both parties, the parties will effect the exchange described in Section 1. The exchange procedures will be specified by ADGE.

3. Representations of ADGE.

(a) Due Incorporation. ADGE is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power to own its properties and to carry on its business as now being conducted.

(b) Authority; Enforceability. ADGE has the full corporate power and authority necessary to enter into and deliver this Agreement and to perform its obligations thereunder. This Agreement has been duly authorized, executed and delivered by ADGE and is a valid and binding agreement enforceable against ADGE in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights generally and to general principles of equity.

(d) Consents. No consent, approval, authorization or order of any court or governmental agency or body having jurisdiction over ADGE is required for the execution by ADGE of this Agreement and compliance and performance by ADGE of its obligations hereunder.

(e) Title. ADGE has good title to the shares being exchanged by it, free of any liens, encumbrances or security interests.

4. Representations of the Investor.

(a) Access to Information. The Investor hereby acknowledges that in making the decision to acquire the shares of EuroSite in the exchange described herein (the “EuroSite Shares”), the Investor and the Investor’s advisors have, prior to any sale to the Investor, been given access to ADGE and EuroSite management, and an opportunity to ask questions of, and to receive answers from, them regarding the business and financial condition of both ADGE and EuroSite, as well as to obtain any additional information necessary to verify the accuracy of the information provided. The Investor is familiar with the filings of both ADGE and EuroSite under the Securities Exchange Act of 1934, as amended.

(b). Investment Representations. The Investor understands that the EuroSite Shares are being offered and sold in reliance upon certain exemptions from the registration provisions of the Securities Act of 1933, as amended (together with the rules and regulations thereunder, the “Securities Act”). The Investor has been advised that the Investor must be prepared to bear the economic risk of an investment in EuroSite for an indefinite period. The Investor represents that the EuroSite Shares are being acquired solely for the Investor's own account for investment and not with a view to any subsequent sale or other transfer of all or any portion thereof except a sale or transfer permitted by applicable securities laws. The Investor agrees not to offer, sell or otherwise transfer any of the EuroSite Shares being acquired pursuant to this Agreement in the absence of an effective registration statement under the Securities Act covering such disposition, or an opinion of counsel, satisfactory to EuroSite, to the effect that registration under the Securities Act is not required in respect of such sale or transfer.

(c) Title. The Investor has good title to the shares being exchanged by it, free of any liens, encumbrances or security interests.

(d) Authority; Enforceability. The Investor has the full power and authority necessary to enter into and deliver this Agreement and to perform its obligations hereunder. This Agreement has been duly authorized, executed and delivered by the Investor and is a valid and binding agreement enforceable against the Investor in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights generally and to general principles of equity.

(d) Consents. No consent, approval, authorization or order of any court or governmental agency or body having jurisdiction over the Investor is required for the execution by the Investor of this Agreement and compliance and performance by the Investor of its obligations hereunder.

5. Expenses. Each of ADGE and the Investor will bear its own expenses incurred in connection with this transaction.

6. Miscellaneous.

a. Notices. Notices hereunder must be in writing, and they may be sent in any manner but will be deemed delivered only upon receipt. The address for ADGE is as set forth on its website, and the address for the Investor is as set forth on the signature page hereof, unless subsequently changed by written notice delivered pursuant hereto.

b. Successors and Assigns. This Agreement shall be binding upon the heirs, executors, administrators, successors and assignees of the parties.

c. Choice of Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York and, to the extent it involves any United States federal statute or regulations, in accordance therewith.

d. Consent to Jurisdiction. The parties hereby consent and submit to the exclusive jurisdiction of the state and federal courts in New York City with respect to all disputes arising in connection with this transaction.

e. Survival of Representations. The parties agree that all of the warranties, representations, acknowledgments, confirmations, covenants and promises made in this Agreement shall survive its execution and delivery.

f. Counterparts. This Agreement may be executed in any number of counterparts each of which shall be deemed an original and which, taken together, shall form one and the same agreement. Execution and delivery of this Agreement may be evidenced by faxed signatures or by a .pdf of the executed document sent by email.

[Signature page immediately follows.]

Signature page to ADGE Exchange Agreement

The Investor and ADGE hereby execute this Agreement as of the date set forth below.

AMERICAN DG ENERGY INC.	IN Holdings Corp.
Investor’s name á
By: /s/ Gabriel J. Parmese
CFO	/s/ Clementina Diaz de Macias
Date: January 29, 2015	Signature of duly authorized person á Director
Title of the signer, if applicable á

Address of the Investor for notice: â
Panama, Republic of Panama
Edificio PH Torre Panama
15th Floor, Blvrd Costa Del
Este & Avenida La Rotonda
Costa Del Este

Email address: Patrick.oesch@oesch-rudolph.com

Fax number: + 41.44.256.16.55